This Agreement, dated as of January 1, 1999, is made by and between Smith Breeden Series Fund, a Massachusetts business trust (the "Fund") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), Smith Breeden Associates, Inc. (the "Company"), a registered investment advisor duly organized and existing as a corporation under the laws of the state of Kansas, and First Data Distributors, Inc. ("FDDI"), a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (collectively, the "Parties").

WITNESSETH THAT:

	WHEREAS, the Fund is authorized to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement among the Parties; and

	WHEREAS, the Company has been appointed investment advisor to the Fund; and

	WHEREAS, FDDI is a broker-dealer registered with the U.S.
Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

	WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by FDDI of the shares of the Fund (the "Shares").

	NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment

	The Fund hereby appoints FDDI as its principal agent for the distribution of the Shares, and FDDI hereby accepts such appointment under the terms of this Agreement. The Fund agrees that it will not sell any Shares to any person except to fill orders for the Shares received through FDDI, provided, however, that the foregoing exclusive right shall not apply to: (a)
Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (b) Shares which may be offered by the Fund to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Fund; or (c) Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever, in their sole discretion, they deem such action to be
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desirable.

2.	Sale and Repurchase of Shares

(a)	FDDI is hereby granted the right, as agent for the Fund,
to sell Shares to the public against orders received at the public offering price as defined in the Fund's
Prospectus and Statement of Additional Information.

(b)	FDDI will also have the right to take, as agent for the
Fund, all actions which, in FDDI's judgment, and subject to the Fund's reasonable approval, are necessary to carry into effect the distribution of the Shares.

(c)	FDDI will act as agent for the Fund in connection with
the repurchase of Shares by the Fund upon the terms set forth in the Fund's Prospectus and Statement of Additional Information.

(d)	The net asset value of the Shares shall be determined in
the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. FDDI shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e)	On every sale, FDDI shall promptly pay to the Fund the
applicable net asset value of the Shares.

(f)	Upon receipt of purchase instructions, FDDI will transmit
such instructions to the Fund or its transfer agent for registration of the Shares purchased.

(g)	Nothing in this Agreement shall prevent FDDI or any
affiliated person (as defined in the Act) of FDDI from acting as underwriter for any other person, firm or corporation (including other investment companies), or in any way limit or restrict FDDI or such affiliated person from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided, however, that FDDI expressly agrees that it will not for its own account purchase any Shares of the Fund except for investment purposes, and that it will not for its own account dispose of any such Shares except by redemption of such Shares with the Fund, and that it will not undertake in any activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

3.	Rules of Sale of Shares

	FDDI does not agree to sell any specific number of Shares and serves only in the capacity of Statutory Underwriter. The Fund reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it, and the
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Fund reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.	Rules of NASD, etc.

(a)	FDDI will conform to the Conduct Rules of the NASD and
the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

(b)	FDDI will require each dealer with whom FDDI has a
selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and FDDI shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

(c)	The Fund and the Company agree to furnish FDDI sufficient
copies of any and all: agreements, plans, communications with the public or other materials which the Fund or the Company intend to use in connection with any sales of Shares, in adequate time for FDDI to file and clear such materials with the proper authorities before they are put in use. FDDI and the Fund or the Company may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund and the Company agree not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by FDDI.

(d)	FDDI, at its own expense, will qualify as a dealer or
broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.

(e)	FDDI shall remain registered with the SEC and a member of
the NASD for the term of this Agreement.

(f)	FDDI shall not, in connection with any sale or
solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares, except those contained in the Prospectus offering the Shares and in communications with the public or sales materials approved by FDDI as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Fund or the Company to FDDI in reasonable quantities upon request.

(g)	FDDI shall only be authorized to make representations in
respect of the Fund consistent with the then current
Prospectus, Statement of Additional Information, and
other written information provided by the Fund or its
agents to be used explicitly with respect to the sale of
Shares.
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5.	Records to be Supplied by the Fund

	The Fund shall furnish to FDDI copies of all information, financial statements and other papers which FDDI may reasonably request for use in connection with the underwriting of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Fund by its independent public accountants.

6.	Expenses

	(a)	The Fund will bear the following expenses:

(i)	preparation, setting in type, and printing of
sufficient copies of the Prospectus and Statement of Additional Information for distribution to shareholders, and the cost of distribution of same to the shareholders;

(ii)	preparation, printing and distribution of reports
and other communications to shareholders;

(iii)	registration of the Shares under the federal
securities laws;

(iv)	qualification of the Shares for sale in the
jurisdictions as directed by the Fund;

(v)	maintaining facilities for the issue and transfer
of the Shares;

(vi)	supplying information, prices and other data to be
furnished by the Fund under this Agreement; and

(vii)	any original issue taxes or transfer taxes
applicable to the sale or delivery of the Shares or certificates therefor.

(b)	The Company will pay all other expenses incident to the
sale and distribution of the Shares sold hereunder.

(c)	FDDI agrees to pay all of its own expenses in performing
its obligations hereunder.

7.	Term and Compensation

(a)	The term of this Agreement shall commence on the date on
hereinabove first written (the "Effective Date").

(b)	This Agreement shall remain in effect for one (1) year
from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year, if approved at least annually (i) by a vote of a majority of
the outstanding voting securities of each Series, or (ii)
by a vote of a majority of the Board Members of the Fund
who are not parties to this Agreement (other than as
Board Members of the Fund) or interested persons of any
such party, cast in person at a meeting called for the
4
purpose of voting on such approval.

(c)	Fees payable to FDDI shall be paid by the Company as set
forth in Schedule "B" attached and shall be fixed for the one (1) year period commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.

(d)	This Agreement (i) may be terminated at any time without
the payment of any penalty, either by a vote of the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of each Series with respect to such Series, on sixty (60) days' written notice to FDDI; and (ii) may be terminated by FDDI on sixty (60) days' written notice to the Fund with respect to any Series.

(e)	This Agreement shall automatically terminate in the event
of its assignment, as defined in the Act.

8.	Indemnification of FDDI by the Company and the Fund

	FDDI is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others caused by it, its agents or employees. Notwithstanding the above, the Company and the Fund will indemnify and hold FDDI harmless for the actions of the Company's employees registered with the NASD as registered representatives of FDDI, and the Company hereby undertakes to maintain compliance with all NASD and SEC rules and regulations concerning any activities of such employees.
FDDI shall have the right, in its reasonable discretion, to refuse to register any individual as its representative.

9.	Liability of FDDI

(a)	FDDI, its directors, officers, employees, shareholders
and agents shall not be liable for any error of judgment
or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of FDDI's obligations
pursuant to Section 4 of this Agreement (Rules of NASD),
a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the
part of FDDI in the performance of its obligations and
duties or by reason of its reckless disregard of its obligations and duties under this Agreement. FDDI agrees to indemnify and hold harmless the Fund and each person
who has been, is, or may hereafter be a Trustee, officer,
or employee of the Fund against expenses reasonably
incurred by any of them in connection with any claim or
in connection with any action, suit, or proceeding to
which any of them may be a party, which arises out of or
is alleged to arise out of any misrepresentation or
omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of FDDI or any agent of employee of FDDI or
any of the persons for whose acts FDDI is responsible or
5
is alleged to be responsible unless such misrepresentation or omission was made in reliance upon written information furnished to FDDI by the Fund. FDDI also agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit, or proceeding which arises out of or is alleged to arise out of FDDI's failure to exercise reasonable care and diligence with respect to its services rendered in connection with the purchase and sale of Shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

(b)	The Fund agrees to indemnify and hold harmless FDDI
against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which FDDI may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which FDDI may be involved as a party or otherwise or with which FDDI may be threatened, by reason of the offer or sale of the Fund's Shares by persons other than FDDI or its representatives, prior to the execution of this Agreement. If a claim is made against FDDI as to which FDDI may seek indemnity under the Section, FDDI shall notify the Fund promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Fund promptly of any action commenced against FDDI within 10 days time after FDDI shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to notify the Fund shall not, however, relieve the Fund from any liability which it may have on account of the indemnity under this Section 9(b) if the Fund has not been prejudiced in any material respect by such failure. The Fund shall have the sole right to control the settlement of any such action, suit or proceeding subject to FDDI approval, which shall not be unreasonably withheld. FDDI shall have the right to participate in the defense of an action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Fund
(which shall pay such fees, costs and expenses at least quarterly) if:

(i)	FDDI has received an opinion of counsel
stating that the use of counsel chosen by the Fund to represent FDDI would present such counsel with a conflict of interest:

(ii)	the defendants in, or targets of, any such
action or proceeding include both FDDI and
the Fund, and legal counsel to FDDI shall
have reasonably concluded that there are
legal defenses available to it which are
different from or additional to those
available to the trust or which may be
6
adverse to or inconsistent with defenses available to the Fund (in which case the Fund shall not have the right to direct the defense of such action on behalf of FDDI); or

(iii)	the Fund shall authorize FDDI to employ
separate counsel at the expense of the Fund.

(c)	Any person, even though also a director, officer,
employee, shareholder or agent of FDDI who may be or become an officer, director, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with FDDI's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of FDDI even though receiving a salary from FDDI.

(d)	The Fund agrees to indemnify and hold harmless FDDI, and
each person who controls FDDI within the meaning of
Section 15 of the Securities Act of 1933, as amended (the
"Securities Act"), or Section 20 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulations, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature (or other written information) prepared by the Fund and furnished by the Fund to FDDI for FDDI's use hereunder, disseminated by the trust or which arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

	Such indemnity shall not, however, inure to the benefit of FDDI (or any person controlling FDDI) on account of any losses, claims, damages or liabilities (or actions,
suits or proceedings in respect thereof) arising from the
sale of the Shares of the Fund to any person by FDDI  (i)
if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus,
Statement of Additional Information, or supplement, sales
or other literature, in reliance upon and in conformity
with information furnished in writing to the Fund by FDDI specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based
upon an untrue statement or omission or alleged untrue statement or omission found in any Prospectus, Statement
7
of Additional Information, supplement, sales or other literature, subsequently corrected, but negligently distributed by FDDI and a copy of the corrected
Prospectus was not delivered to such person at or before the confirmation of the sale to such person

(e)	FDDI shall not be responsible for any damages,
consequential or otherwise, which the Company or the Fund may experience, due to the disruption of the distribution of Shares caused by any action or inaction of any registered representative or affiliate of FDDI or of FDDI itself.

(f)	Notwithstanding anything in this Agreement to the
contrary, in no event shall any party to this Agreement, its affiliates or any of its or their directors, trustees, officers, employees, agents or subcontractors be liable for consequential damages.

10.	Amendments

	No provision of this Agreement may be amended or modified in any manner whatsoever, except by a written agreement properly authorized and executed by the Parties.

11.	Section Headings

	Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12.	Reports

	FDDI shall prepare reports for the Board of the Fund, on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by the Board.

13.	Severability

	If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

14.	Governing Law

	This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the exclusive venue of any action arising under this Agreement shall be the City of Boston, Commonwealth of Massachusetts.

15.	Authority to Execute

	The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized;
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and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officer, of the day and year first above written.

FIRST DATA DISTRIBUTORS, INC.



_____________________________
By:
Title:


SMITH BREEDEN SERIES FUND



_____________________________
By:
Title:


SMITH BREEDEN ASSOCIATES, INC.



_____________________________
By:
Title:



SCHEDULE A

UNDERWRITER SERVICES


1.	Underwriter services include:

	A) Preparation and execution of Underwriter and 12b-1 Plan
Agreements
? Monitoring accruals
? Monitoring expenses
? Disbursements for expenses and tail commissions

	B) Quarterly 12b-1 Reports to Board

	C) Literature review, recommendations and submission to the NASD

	D) Initial NASD Licensing and Transfers of Registered
Representatives
? U-4 Form and Fingerprinting Submission to NASD
? Supplying Series 6 and 63 written study material
? Registration for Exam Preparation classes
9
? Renewals and Termination of Representatives

	E) Written supervisory procedures and manuals for Registered
Representatives

F) Ongoing compliance updates for Representatives regarding sales practices, written correspondence and other communications with the public.

	G) NASD Continuing Education Requirement


SCHEDULE B

FEE SCHEDULE


This Fee Schedule is fixed for a period of one (1) year from the Effective Date as that term is defined in the Agreement.

1.	Statutory Underwriter Services

	A)	The Fund agrees to pay FDDI $15,000 for the services
performed under this Agreement.

	B)	FDDI agrees to register certain employees of the Company
as its representatives as follows:

			Up to 10 States	$2,000 per Representative per
Year
			All 50 States		$4,000 per Representative
per Year


SCHEDULE C

IDENTIFICATION OF SERIES

Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

Smith Breeden Short Duration U.S. Government Fund
Smith Breeden Intermediate Duration U.S. Government Fund



This Schedule "C" may be amended from time to time by agreement of the Parties.









Dated:	January 1, 1999
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